UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code. The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     As previously disclosed, the Debtors filed a Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession (the Plan) and related Third Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession (the Disclosure Statement) with the Bankruptcy Court on October 23, 2007. On the same day, the Bankruptcy Court approved the Disclosure Statement and authorized Dana to begin soliciting votes from its creditors on its Plan. Copies of the Plan and the Disclosure Statement are attached to this report as Exhibits 2.1 and 99.1, respectively. Dana agrees to furnish supplementally a copy of any schedule omitted from Exhibit 2.1 to the Securities and Exchange Commission upon request.
     On October 31, 2007, Dana began mailing notices of the proposed confirmation hearing, as well as began the process of soliciting approvals for the Plan. Dana’s confirmation hearing for the Bankruptcy Court to consider approval of the Plan is scheduled to commence on December 10, 2007.
     This current report is not intended to be a solicitation of votes for any reorganization of the Debtors.
     Certain statements in this current report on Form 8-K and statements and projections contained in the Plan and/or Disclosure Statement (and their exhibits) are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and projections are subject to uncertainties relating to the company’s operations and business environment and a number of other risks, uncertainties and assumptions including, but not limited to, the company’s ability to continue as a going concern, operate pursuant to the terms of its debtor-in-possession credit facility, and obtain court approval with respect to motions in the Bankruptcy Cases from time to time; the effects of the Bankruptcy Cases and the conduct, outcome, and costs of the Bankruptcy Cases; the company’s ability to fund and execute its business plan; the company’s ability to maintain satisfactory terms with its customers, vendors and service providers; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to successfully complete the implementation of its reorganization initiatives; high fuel prices and interest rates; the cyclical nature of the heavy-duty commercial vehicle market; shifting consumer preferences; market share declines, production cutbacks, and potential vertical integration by the company’s larger customers; the ability of customers to renegotiate collective bargaining agreements with their unionized employees and avert potential production interruptions; high costs of commodities used in the company’s manufacturing processes; competitive pressures on the company’s sales from other vehicle component suppliers; adverse effects that could result from any divestitures, consolidations or bankruptcies of the company’s customers, vendors and competitors; changes in business relationships with the company’s major customers and/or in the timing, size and duration of their programs for vehicles with Dana content; price reduction pressures from the company’s customers; the company’s vendors’ ability to maintain projected production levels and furnish the company with critical components for its products and other necessary goods and services; adverse effects that could result if U.S. federal legislation relating to asbestos personal injury claims were enacted; adverse effects that could result from increased costs of environmental remediation and compliance; and the other uncertainties and assumptions discussed in Section XIV of the Disclosure Statement, “Certain Risk Factors to be Considered”. These risks, uncertainties and assumptions are difficult to predict and are, in many cases, beyond the company’s control. In light of these risks and uncertainties, the events and circumstances described in the forward-looking statements and the projections in the Plan and/or Disclosure Statement may not occur and the company’s actual financial results could differ materially from those expressed or implied in such forward-looking statements and projections. Dana does not undertake to publicly update or revise any forward-looking statements or the projections contained in the Plan and/or Disclosure Statement, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed with this report.

Exhibit No.	Description

2.1	Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007

99.1	Third Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation
(Registrant)

Date: November 2, 2007	By:	/s/ Marc S. Levin

Marc S. Levin
Acting General Counsel and Acting Secretary

Exhibit Index

Exhibit No.	Description

2.1	Third Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007

99.1	Third Amended Disclosure Statement with Respect to Joint Plan of Reorganization of Debtors and Debtors in Possession, dated October 23, 2007

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